Exhibit 10.4

CONFIDENTIAL TREATMENT

AMENDMENT NO. 2

to the

RESEARCH AGREEMENT dated July 13, 2000

between the

UNIVERSITY OF SOUTHERN CALIFORNIA

and

MARET CORPORATION

January 16, 2001

This amendment reflects an increase to the Research Agreement by $[ * ] from $[ * ] to $[ * ] and to extend the period of performance to December 31, 2001. The Research Agreement is revised as follows:

ARTICLE 3

Period of Performance, to be revised as follows:

The period of performance of this Agreement is 06/30/2000 through 12/31/2001. This Agreement shall become effective upon the date of last signature hereto and shall continue in effect for the full duration of the period of performance unless sooner terminated in accordance with the provisions of Article 14.

ARTICLE 5

Costs, Billings and Other Support, to be revised as follows:

5.1     It is agreed and understood by the Parties hereto that, subject to Article 2, total costs to the SPONSOR hereunder shall not exceed the amount of $[ * ].

Additional payments shall be made by SPONSOR in advance according to the following schedule:

[ * ]	$[ * ]
[ * ]	$[ * ]
[ * ]	$[ * ]

All other terms and conditions remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in duplicate by duly authorized persons.

MARET CORPORATION		UNIVERSITY OF SOUTHERN CALIFORNIA

By:	/s/ Leonard Borrmann	By:	/s/ Lloyd Armstrong, Jr.
Name:	Leonard Borrmann	Name:	Lloyd Armstrong, Jr.
Title:	President & CEO	Title:	Provost and Senior Vice President, Academic Affairs
Date:	4/5/2001	Date:	3/28/2001

*	Confidential Treatment Requested. Omitted portions filed with the Commission.